               PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT


         This Patent, Trademark and Copyright Security Agreement (the "Agreement"), dated March 21, 2000 is entered into by and between U.S. INTERACTIVE, INC., a Delaware corporation (the "Pledgor"), and PNC BANK, NATIONAL ASSOCIATION, as Agent for the Banks referred to below (the "Secured Party").

         WHEREAS, pursuant to that certain Credit Agreement (as amended, restated, modified or supplemented from time to time, the "Credit Agreement") of even date herewith by and among the Pledgor as borrower, the Banks and the Secured Party as lenders (all as defined in the Credit Agreement), Secured Party and the Banks have agreed to provide certain loans to the Pledgor, and the Pledgor has agreed, among other things, to grant a security interest to the Secured Party in certain patents, trademarks, copyrights and other property as security for such loans and other obligations as more fully described herein.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. Except as otherwise expressly provided herein, capitalized terms used in this Agreement shall have the respective meanings given to them in the Credit Agreement.

         2. To secure the full payment and performance of all Obligations and other liabilities of the Pledgor now or hereafter existing under the Credit Agreement and the other Loan Documents, including, without limitation, principal, interest, fees, expenses, costs and expenses of enforcement, reasonable attorneys' fees and expenses, and obligations under indemnification provisions in the Loan Documents (collectively, the "Secured Obligations"), Pledgor hereby grants, and conveys a security interest to Secured Party in the entire right, title and interest of Pledgor in and to all trade names, patent applications, patents, trademark applications, trademarks and copyrights, whether now owned or hereafter acquired by Pledgor, including, without limitation, those listed on Schedule A hereto, including all proceeds thereof (such as, by way of example, license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, and the goodwill of the business to which any of the patents, trademarks and copyrights relate (collectively, the "Patents, Trademarks and Copyrights").

         3. Pledgor covenants and warrants that:

            (a) the Patents, Trademarks and Copyrights are subsisting and have not been adjudged invalid or unenforceable, in whole or in part;

            (b) to the best of Pledgor's knowledge, each of the Patents, Trademarks and Copyrights is valid and enforceable;


            (c) Pledgor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Copyrights, free and clear of any liens, other than those under the Existing Facility which are to be satisfied on or about the Closing Date, charges and encumbrances, including without limitation pledges, assignments, licenses, shop rights and covenants by Pledgor not to sue third persons;


            (d) Pledgor has the corporate power and authority to enter into this Agreement and perform its terms;

            (e) no claim has been made to Pledgor or, to the knowledge of Pledgor, any other person that the use of any of the Patents, Trademarks and Copyrights does or may violate the rights of any third party;

            (f) Pledgor has used, and will continue to use for the duration of this Agreement, consistent standards of quality in its manufacture of products sold under the Patents, Trademarks and Copyrights; and

            (g) Pledgor has used, and will continue to use for the duration of this Agreement, proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights, except for those Patents, Trademarks and Copyrights that are hereafter allowed to lapse in accordance with Paragraph 10 hereof.

         4. Pledgor agrees that, until all of the Secured Obligations shall have been satisfied in full, it will not enter into any agreement (for example, a license agreement) which is inconsistent with Pledgor's obligations under this Agreement, without Secured Party's prior written consent which shall not be unreasonably withheld except Pledgor may license technology in the ordinary course of business without the Secured Party's consent to suppliers and customers to facilitate the manufacture and use of Pledgor's products.

         5. If, before the Secured Obligations shall have been indefeasibly satisfied in full and the Commitments have terminated, Pledgor shall own any new trademarks or any new copyrightable or patentable inventions, or any patent application or patent for any reissue, division, continuation, renewal, extension, or continuation in part of any Patent, Trademark or Copyright or any improvement on any Patent, Trademark or Copyright, the provisions of this Agreement shall automatically apply thereto and Pledgor shall give to Secured Party prompt notice thereof in writing. Pledgor and Secured Party agree to modify this Agreement by amending Schedule A to include any future patents, patent applications, trademark applications, trademarks, copyrights or copyright applications and the provisions of this Agreement shall apply thereto.

         6. Secured Party shall have, in addition to all other rights and remedies given it by this Agreement and those rights and remedies set forth in the Credit Agreement, those allowed by Law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks and Copyrights may be located and, without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, Secured Party may immediately, without demand of performance and without other notice (except as set forth below) or demand whatsoever to Pledgor, all of which are hereby expressly waived, and without advertisement, sell at public or private sale or otherwise realize upon, in a city that the Agent shall designate by notice to the Pledgor, in Philadelphia, Pennsylvania or elsewhere, the whole or from time to time any part of the Patents, Trademarks and Copyrights, or any interest which Pledgor may have therein and, after deducting from the proceeds of sale or other disposition of the Patents, Trademarks and Copyrights all expenses (including fees and expenses for brokers and attorneys), shall apply the remainder of such proceeds toward the payment of the Secured Obligations as the Secured Party, in its sole and reasonable discretion, shall determine. Any remainder of the proceeds after payment in full of the Secured Obligations shall be paid over to Pledgor. Notice of any sale or other disposition of the Patents, Trademarks and Copyrights shall be given to Pledgor at least fifteen (15) days before the time of any intended public or private sale or other disposition of the Patents, Trademarks and Copyrights is to be made, which Pledgor hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, Secured Party may, to the extent permissible under applicable Law, purchase the whole or any part of the Patents, Trademarks and Copyrights sold, free from any right of redemption on the part of Pledgor, which right is hereby waived and released.

         7. If any Event of Default shall have occurred and be continuing, Pledgor hereby authorizes and empowers Secured Party to make, constitute and appoint any officer or agent of Secured Party, as Secured Party may select in its exclusive discretion, as Pledgor's true and lawful attorney-in-fact, with the power to endorse Pledgor's name on all applications, documents, papers and instruments necessary for Secured Party to use the Patents, Trademarks and Copyrights, or to grant or issue, on commercially reasonable terms, any exclusive or nonexclusive license under the Patents, Trademarks and Copyrights to any third person, or necessary for Secured Party to assign, pledge, convey or otherwise transfer title in or dispose, on commercially reasonable terms, of the Patents, Trademarks and Copyrights to any third Person. Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

         8. At such time as Pledgor shall have indefeasibly paid in full all of the Secured Obligations and the Commitments shall have terminated, this Agreement shall terminate and Secured Party shall execute and deliver to Pledgor all deeds, assignments and other instruments as may be necessary or proper to re-vest in Pledgor full title to the Patents, Trademarks and Copyrights, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

         9. Any and all reasonable fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and expenses incurred by Secured Party in connection with the preparation of this Agreement and all other documents relating hereto and the consummation of this transaction, the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances, the protection, maintenance or preservation of the Patents, Trademarks and Copyrights, or the defense or prosecution of any actions or proceedings arising out of or related to the Patents, Trademarks and Copyrights, shall be borne and paid by Pledgor within fifteen (15) days of demand by Secured Party, and if not paid within such time, shall be added to the principal amount of the Secured Obligations and shall bear interest at the highest rate prescribed in the Credit Agreement.

         10. Pledgor shall have the duty, through counsel reasonably acceptable to Secured Party, to prosecute diligently any patent applications of the Patents, Trademarks and Copyrights pending as of the date of this Agreement if commercially reasonable or thereafter until the Secured Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, to make application on unpatented but patentable inventions (whenever it is commercially reasonable in the reasonable judgment of Pledgor to do so) and to preserve and maintain all rights in patent applications and patents of the Patents, including without limitation the payment of all maintenance fees (whenever it is commercially reasonable in the reasonable judgment of Pledgor to do so). Any expenses incurred in connection with such an application shall be borne by Pledgor. Pledgor shall not abandon any Patent, Trademark or Copyright material to the business of Pledgor without the consent of Secured Party, which shall not be unreasonably withheld.

         11. Pledgor shall have the right, with the consent of Secured Party, which shall not be unreasonably withheld, to bring suit, action or other proceeding in its own name, and to join Secured Party, if necessary, as a party to such suit so long as Secured Party is satisfied that such joinder will not subject it to any risk of liability, to enforce the Patents, Trademarks and Copyrights and any licenses thereunder. Pledgor shall promptly, upon demand, reimburse and indemnify Secured Party for all damages, costs and expenses, including reasonable legal fees, incurred by Secured Party as a result of such suit or joinder by Pledgor.

         12. No course of dealing between Pledgor and Secured Party, nor any failure to exercise nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder or under the Credit Agreement or other Loan Documents shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         13. All of Secured Party's rights and remedies with respect to the Patents, Trademarks and Copyrights, whether established hereby or by the Credit Agreement or by any other agreements or by Law, shall be cumulative and may be exercised singularly or concurrently.

         14. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any clause or provision of this Agreement in any jurisdiction.

         15. This Agreement is subject to modification only by a writing signed by the parties, except as provided in Paragraph 5.

         16. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties, provided, however, that Pledgor may not assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.

         17. This Agreement shall be governed by and construed in accordance with the internal Laws of the Commonwealth of Pennsylvania without regard to its conflicts of law principles.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

                   [SIGNATURE PAGE 1 OF 1 TO PATENT, TRADEMARK
                        AND COPYRIGHT SECURITY AGREEMENT]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or agents thereunto duly authorized, as of the date first above written.

ATTEST:                              U.S. INTERACTIVE, INC.



____________________________         By:______________________________________
Name:                                Name:
Title:                               Title:


                                     PNC BANK, NATIONAL ASSOCIATION, as Agent



                                     By:______________________________________
                                     Name:
                                     Title:

                                   SCHEDULE A
                                       TO
               PATENT, TRADEMARK AND COPYRIGHT SECURITY AGREEMENT


                     LIST OF REGISTERED PATENTS, TRADEMARKS,
                           TRADE NAMES AND COPYRIGHTS





         1.       Registered Patents:

         2.       Trademarks:

         3.       Trade Names:

         4.       Copyrights: